SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): August 8, 2003

                                VITALSTATE, INC.
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             (Exact name of registrant as specified in its charter)


           New York                       0-30158               13-3935933
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(State or other jurisdiction     (Commission File Number)   (I.R.S. Employer of
        incorporation)                                       Identification No.)


 2191 Hampton Avenue, Montreal, Quebec, Canada                   H4A 2K5
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   (Address of principal executive offices)                     (Zip Code)


                                 (514) 369-4221
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              (Registrant's telephone number, including area code)

                                       N/A
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         (Former name, former address and former fiscal year, if changed since last report)


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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

      Pursuant to a License Agreement dated as of November 7, 2001, as amended on September 25, 2002 (the "License Agreement"), we, through our wholly owned subsidiary Vitalstate Canada Ltd., were the licensee of a propriety gel matrix delivery system technology (the "Technology") known as "Actijube" and related intellectual property owned by 9103-3019 Quebec Inc. (the "Licensor"). The License Agreement granted us the exclusive worldwide right to use the technology to manufacture and commercialize products utilizing the Actijube technology. Pursuant to the License Agreement, we paid the Licensor an annual licensing fee of $2,500 and were obligated to pay Licensor an annual maintenance fee of $10,000 on each anniversary of the effective date of the License Agreement commencing on the first anniversary date following the issuance of a patent to Licensor for the Technology. We were further obligated under the License Agreement to pay Licensor a fee for any sublicensing of the Technology by us equal to 5% of the cash consideration received by us under any such sublicensing agreement. To retain the license, we were required to achieve a minimum of CDN$200,000 in sales of licensed products on or before May 7, 2003. A dispute subsequently developed as to whether our April 10, 2003 Product Supply and License Agreement with Rexall Sundown, Inc. satisfied the sale requirement. We believe it did but rather than arbitrate the issue we mutually decided it was in the best interests of all parties to enter into the Technology Purchase Agreement dated as of August 8, 2003 among Vitalstate Canada Ltd., us, Licensor, Michael Farber and Jonathan Farber. Pursuant thereto, we obtained full and exclusive ownership of the Actijube technology and related intellectual property in exchange for (i) approximately US$180,000 and (ii) the forgiveness of approximately CDN$74,584 owed to us by the Licensor with respect to, among other things, loans, office equipment, and subscriptions payable. In connection therewith, we also issued to Licensor 300,000 five year common stock purchase warrants, each to purchase one share of our common stock at a price of $.50 per share. As a result of the Technology Purchase Agreement, we have no further licensing, sublicensing, maintenance, or other fee payment obligations to Licensor.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INCORMATION AND EXHIBITS

(c)      Exhibits filed as part of this Report are as follows:

         10.1 License Agreement dated November 7, 2001 between Vitalstate Canada Ltd. (formerly known as Nuvo Way Inc.) and 9103-3019 Quebec Inc.

         10.2     Amendment  to  November  7,  2001  License   Agreement   dated
                  September 25, 2002 between Vitalstate Canada Ltd. (formerly known as Nuvo Way Inc.) and 9103-3019 Quebec Inc.

         10.3 Technology Purchase Agreement made as of August 8, 2003 among Vitalstate Canada Ltd. (formerly known as Nuvo Way Inc.), 9103-3019 Quebec Inc., Michael Farber, Jonathan Farber and Registrant.



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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cause this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             VITALSTATE, INC.



Dated: October 2, 2003                       By: /s/ James Klein
                                                 --------------------------
                                                 James Klein, Treasurer and
                                                 Chief Financial Officer



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